UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2006

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 24, 2006, Peter J. Lynch, 55, was elected as a Director of Design Within Reach, Inc. Since 2005, Mr. Lynch has served as Senior Managing Director at DJM Realty, a division of the Gordon Brothers Group, a financial management group. From 2003 to 2005, Mr. Lynch served as President and Chief Operating Officer of BabyStyle, Inc., a multichannel apparel retailer. From 1997 to 2003, Mr. Lynch served as the Executive Vice President, Worldwide Operations for Warner Bros. Studio Stores. From 1996 to 1997, he served as the Chief Operating Officer of Sideout Sport, a sports apparel retailer. From 1995 to 1996, he served as the President and Chief Operating Officer of The Registry Stores, a bridal registry gift retailer. From 1993 to 1995, he was the President of the Retail Division of Baby Guess?/Guess? Kids, a division of Guess?, Inc., an apparel retailer. From 1992 to 1993, he was the Executive Vice President, Finance & Administration and Chief Financial Officer of House of Fabrics, Inc., a fabric retailer. From 1992 to 1993, he was the Executive Vice President, Finance & Corporate Planning and Chief Financial Officer of Stor Furnishings International Inc, a furniture retailer. Prior to that, he served in progressive financial management roles and was ultimately Executive Vice President, Finance and Operations at The Emporium Capwell Company, a division of Carter Hawley Hale Stores, a department store chain. Mr. Lynch holds a B.S. degree in Criminology, with a minor in Business, from York College of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2006	DESIGN WITHIN REACH, INC.

	By:	/s/ John D. Hellmann
John D. Hellmann Chief Financial Officer